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                                                                     EXHIBIT 5.2

               [Arias, Fabrega & Fabrega Letterhead Appears Here]

                                  June 15, 2001

Willbros Group, Inc.
50th Street, 8th Floor
Apartado 6307
Panama 5, Republic of Panama

     Re: Willbros Group, Inc.
         Registration Statement on Form S-3

Gentlemen:

     We have acted as Panamanian counsel for Willbros Group, Inc., a Republic of Panama corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933, as amended (the "Securities Act"), for the registration of the sale from time to time of up to $200,000,000 aggregate offering price of (i) debt securities of the Company, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (ii) shares of the Company's common stock, par value $0.05 per share ("Common Stock"), (iii) shares of the Company's Class A preferred stock, par value $0.01 per share ("Class A Preferred Stock") and (iv) warrants representing rights to purchase Debt Securities, Common Stock or Class A Preferred Stock of the Company ("Warrants" and, together with the Debt Securities, Common Stock and Class A Preferred Stock, the "Securities"). The Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

     We have examined (i) the Amended and Restated Articles of Incorporation and the Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the form of Indenture relating to the Senior Debt Securities to be executed by the Company and an indenture trustee to be selected by the Company and filed as an exhibit to the Registration Statement (the "Senior Indenture"), and (iv) the form of Indenture relating to the Subordinated Debt Securities to be executed by the Company and an indenture trustee to be selected by the Company and filed as an exhibit to the Registration Statement (the "Subordinated Indenture"). In addition, we have (a) examined such certificates of public officials and of corporate officers and directors of the Company and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies,

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Willbros Group, Inc.
June 15, 2001
Page 2

and the authenticity of the originals from which all such copies were made. In rendering the opinions set forth below, we have assumed that (a) the Senior Indenture and the Subordinated Indenture, when executed and delivered by the trustees appointed by the Company, will represent a valid and binding obligation of the appropriate trustee under the laws of its jurisdiction of incorporation and the State of New York, U.S.A., (b) a warrant agreement relating to the Warrants (the "Warrant Agreement"), when executed and delivered by the warrant agent appointed by the Company (the "Warrant Agent"), will represent a valid and binding obligation of the Warrant Agent under the laws of its jurisdiction of incorporation and the State of New York, U.S.A and (c) the Debt Securities and Warrants, when issued, authenticated, delivered and sold, will represent valid and binding obligations of the Company under the laws of the State of New York. With regard to the assumption in clause (c) of the previous sentence, we refer you to the opinion of Conner & Winters, A Professional Corporation, U.S. counsel for the Company, filed as Exhibit 5.1 to the Registration Statement.

     Based on the foregoing and subject to the other qualifications and limitations stated herein, to the extent that the laws of the Republic of Panama apply to the matters addressed herein, we are of the opinion that:

     1. The Senior Debt Securities proposed to be sold by the Company, when (i) duly authorized by all necessary corporate action, (ii) the Senior Indenture has been duly qualified under the U.S. Trust Indenture Act of 1939, as amended,
(iii) the Senior Indenture and any supplemental indenture in respect of the Senior Debt Securities have been duly executed and delivered, (iv) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture and any applicable supplemental indenture relating to the Senior Debt Securities, and (v) the Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture and any related supplemental indenture in respect of the Senior Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     2. The Subordinated Debt Securities proposed to be sold by the Company, when (i) duly authorized by all necessary corporate action, (ii) the Subordinated Indenture has been duly qualified under the U.S. Trust Indenture Act of 1939, as amended, (iii) the Subordinated Indenture and any supplemental indenture in respect of the Subordinated Debt Securities have been duly executed and delivered, (iv) the terms of the Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture and any applicable supplemental indenture relating to the Subordinated Debt Securities, and (v) the Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Indenture and any related supplemental indenture in respect of the Subordinated Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will

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Willbros Group, Inc.
June 15, 2001
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constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     3. The shares of Common Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock, and (ii) such shares of Common Stock are issued and delivered upon payment of the consideration therefor (not less than the par value of the Common Stock) in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

     4. The shares of Class A Preferred Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Class A Preferred Stock, including the filing of an applicable Certificate of Designation in accordance with Panama law that has been duly adopted by the Board of Directors of the Company, and (ii) such shares of Preferred Stock are issued and delivered upon payment of the consideration therefor (not less than the par value of the Class A Preferred Stock) in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

     5. The Warrants proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Warrants, (ii) the applicable Warrant Agreement related to the Warrants has been duly authorized and validly executed and delivered by the Company and the appropriate Warrant Agent, (iii) the Warrants or certificates representing the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement, and (iv) the Warrants are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     Our opinions set forth in paragraphs 1, 2 and 5 above are subject to the effects of bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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Willbros Group, Inc.
June 15, 2001
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     We are licensed to practice in the Republic of Panama and we express no opinion as to the laws of any jurisdiction other than the Republic of Panama.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus constituting a part thereof under the captions "Legal Opinions", "Enforceability of Civil Liabilities Under the Federal Securities Laws" and Item 15 - "Indemnification of Directors and Officers". In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.


                                       Very truly yours,

                                       ARIAS, FABREGA & FABREGA

                                       By: /s/ L. W. Watson, III
                                           -----------------------------
                                           L. W. Watson, III